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                                                                 EXHIBIT 11

                 IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.

      STATEMENT REGARDING COMPUTATION OF PRO FORMA EARNINGS PER SHARE

FOR THE PERIOD FROM JANUARY 15, 1997 (COMMENCEMENT OF OPERATIONS) THROUGH MARCH
                                 31, 1997

                                (UNAUDITED)

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
Pro forma income (loss) per share:
  Pro forma net income (loss)..................................... $(1,123,000)
                                                                   ===========
  Average number of shares outstanding............................     599,000
  Net effect of dilutive convertible preferred stock..............   1,095,000
                                                                   -----------
    Total average shares..........................................   1,694,000
                                                                   ===========
    Pro forma net income (loss) per share......................... $     (0.66)
                                                                   ===========
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